UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 17, 2012
(Date of earliest event reported)
HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or Other Jurisdiction of incorporation)	001-15141 (Commission File No.)	38-0837640 (IRS Employer Identification no.)

855 East Main Avenue Zeeland, Michigan (Address of Principal Executive Offices)		49464 (Zip Code)
(616) 654-3000
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[__]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective July 17, 2012, the Herman Miller, Inc. Board of Directors and the Executive Compensation Committee (1) awarded long term incentive awards to the CEO and other key executives under the Long Term Incentive Plan (LTIP) for the 2012 fiscal year at the target award amounts established in July 2011; (2) approved new base salaries levels and established target payout percentages under the Executive Incentive Cash Bonus Plan and the LTIP for the CEO and other key executives for the 2013 fiscal year; and (3) approved a special grant of value added performance stock units (PSU) to the CEO and other key executives. Achievement of the targets under the Executive Incentive Cash Bonus Plan is primarily based on Economic Value Added (EVA) improvement from the prior year as determined by the Executive Compensation Committee. The table below presents the FY2013 base salary levels, the Executive Incentive Cash Bonus Plan target percent of base salary level, the LTIP award target value as a percentage of base salary level, and the number of value added performance stock units granted.

Name of Executive	FY 2013 Base Salary	FY 2013 Target Bonus as a % of Salary	FY 2013 Target Value of Grants under LTIP as % of Salary	One time grant of PSUs, in Units and shown at Target
Brian C. Walker	$800,000	100%	250%	20,000
Gregory J. Bylsma	$375,000	65%	100%	7,500
Curtis S. Pullen	$375,000	65%	100%	7,500
Donald D. Goeman	$285,000	65%	75%	5,000
Andrew J. Lock	£239,000	65%	75%	7,500

In addition the Executive Compensation Committee approved the grant of 3,000 restricted stock units to Mr. Bylsma and 2,000 restricted stock units to Mr. Lock. These grants will cliff vest after 5 years provided that Messrs. Bylsma and Lock are still employed by the Company.

The value added performance stock units are units representing the right to receive shares of Herman Miller, Inc. at the end of the specified performance period. These units represent shares of common stock that may be issued, if certain EBITDA (earnings before interest, taxes, depreciation and amortization) targets are achieved at the end of the three year performance period. The PSU provides that the total number of shares which may be issued vary between 0 and 200% of the target amount depending upon over or under performance of the established EBITDA goal. The EBITDA goal for on target performance is a 3 year average EBITDA of $209 million. No shares are issuable if the 3 year EBITDA average is below $190 million; 200% of the target grant vests if the 3 year EBITDA average is more than $238 million. The PSU also grants the Committee the option to extend the performance period to a total of five years; however, if the extension is granted, no more than 34% of the target units may be issued.

If the employee leaves the Company for any reason other than death, disability, retirement or termination without case, during the three year vesting period all units are forfeited. If an employee dies or becomes disabled the units vest immediately. If an employee retires during the first 12 months after grant, one-twelfth of the grant will be eligible for vesting for each month that the employee was employed after the grant date. If the employee retires after the initial 12 months, the units will vest in full. If an employee is terminated for reasons other than cause during the three year period then a prorated portion of the units will vest. PSUs convert into shares after they vest. In all cases where vesting occurs prior to the end of the three-year performance period, distribution of shares will occur after the end of such three period with the number of final shares based upon average EBITDA performance over that three year period. Dividends will not accrue on the PSUs.

Effective July 17, 2012 the Board of Directors designated Louise McDonald, President-Herman Miller Healthcare as a Section 16 Officer.

Item 9.01.    Financial Statements and Exhibits
Exhibits
99.1        Form of Herman Miller, Inc., Long-Term Incentive Plan Stock Option Agreement
99.2        Form of Herman Miller, Inc., Long-Term Incentive Restrictive Stock Unit Award
99.3        Form of Herman Miller, Inc., Long-Term Incentive Performance Stock Unit EBITDA Award

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HERMAN MILLER, INC.
(Registrant)

Dated: July 23, 2012	By:	/s/ Gregory J. Bylsma
Gregory J. Bylsma
Chief Financial Officer
(Principal Accounting Officer and Duly Authorized Signatory for Registrant)